            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated October 19, 2005, relating to the financial statements and financial highlights of AIM Treasurer's Series Trust, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers", and "Examples of Persons to Whom AIM Provides Non-Public Portfolio Holdings on an Ongoing Basis" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Houston, Texas
December 16, 2005